CONFlDENTIALITY AGREEMENT

     This Confidentiality Agreement ("Agreement") is entered into as of this __ day of ________, 2000 by and between CDnow, Inc., a Pennsylvania corporation, and its affiliates (collectively, "CDNOW") and Bertelsmann AG, an Aktiengeseallschaft organized and existing under the laws of Germany, and its affiliates (collectively, "Party2"). In this Agreement, CDNOW and Party2 are sometimes collectively referred to as the "parties" and individually as a "party".

     The parties have commenced discussions and intend to explore the possibility of a business combination or other form of transaction (the "Transaction"). To further such exploration, a party may provide to the other party certain nonpublic information regarding itself and its business and operations.

     In consideration of the mutual covenants and restrictions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree to and will abide by the restricts set forth in this Agreement.

     The term "person" as used in this Agreement shall be interpreted to include, without limitation, any corporation, partnership, individual, association, trust or other entity or organization. The term "representatives" as used in the Agreement with respect to any person shall include agents (including, without limitation, financia1 advisors, consultants, lawyers, accountants or other professional advisors) and partners, directors, officers, employees and current and prospective financing sources for the Transaction of such person.

                             A. Agreements of CDNOW

     1. CDNOW agrees to treat confidentially all written and proprietary information concerning Party2 and its assets and businesses that is furnished to CDNOW or its representatives by or on behalf of Party2 whether before or after the date of this Agreement (collectively, "the Party2 Evaluation Material"). The term Party2 Evaluation Material also includes all notes, analysts, compilations, studies or other documents prepared by or on behalf of CDNOW or others containing, or based in whole or in part on, any such information. The term Party2 Evaluation Material, however, does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by CDNOW or its representatives in violation of this Agreement (ii) is or becomes available to CDNOW or its representatives in a non-confidential basis from a source, other than Party2 or one of its representatives, which to the knowledge of CDNOW and its representatives is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation, or (iii) has been independently developed by CDNOW or its representatives without violating any of its obligations under this Agreement. The parties acknowledge that some or all of the Party2 Evaluation Material is proprietary and may be commercially sensitive, and agree to exchange such information in a manner consistent with applicable laws.

     2. CDNOW agrees the Party2 Evaluation Material will be used by CDNOW and its representatives solely for the purpose of evaluating the Transaction. CDNOW further agrees to take all reasonable precautions necessary to assure that the Party2 Evaluation Material is disclosed only to those of CDNOWs representatives who (i) need such material for purposes of evaluating the Transaction and (ii) have been advised by CDNOW of this Agreement and who have been instructed to treat the Party2 Evaluation Material in accordance with the provisions of this Agreement. CDNOW shall be responsible to Party2 for any breach of this Agreement by CDNOW or its representatives.

     3. Except as required by law or the applicable rules of any national securities exchange or market (and then only on advice of CDNOWs counsel and upon prompt, prior written notice to Party2 of such requirement, or if paragraph (A)(4) is applicable, then only in accordance with paragraph (A)(4) or as othewise agreed in writing), neither CDNOW nor its representatives will disclose to any third party (i) the fact that the Party2 Evaluation Material has been requested or made available to CDNOW, (ii) the fact that investigations, discussions or negotiations between CDNOW and Party2 are taking or have taken place, or (iii) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof.

     4. In the event that CDNOW or its representatives are requested or become legally compelled in a proceeding before a court, arbitrator or administrative agency, of competent jurisdiction, to disclose (i) any portion of the Party2

Evaluation Material, (ii) the fact that the Party2 Evaluation Material has been requested or made available to CDNOW, (iii) the fact that investigations, discussions or negotiations between CDNOW and Party2 are taking place, or (iv) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof; CDNOW will, and will direct its representatives to, provide Party2 with prompt written notice of such request or legal compulsion to permit Party2, at Party2's option either (i) to seek a protective order or other appropriate remedy or (ii) to waive compliance by CDNOW and/or its representatives with the provisions of this Agreement. If a protective order or other remedy is not obtained or Party2 fails to waive compliance with the provisions of this Agreement, CDNOW agrees that it will, and will direct its representatives to, disclose only that information that its counsel advises (except that no advice of counsel shall be required in the case of oral testimony where (i) it is impracticable to obtain such advice and (ii) counsel has advised the testifying witness of the obligations imposed by this paragraph
(A)(4) prior to his or her testimony) is legally required to be disclosed and will exercise reasonable efforts, and will direct its representatives to exercise reasonable efforts, to cooperate with Party2 to obtain reliable assurance that confidential treatment will be accorded to the information so disclosed.

     5. CDNOW will, and will direct its representatives to, promptly upon the request of Party2, either (i) deliver to Party2 the Party2 Evaluation Material and all copies thereof, or (ii) destroy the Party2 Evaluation Material. Once Party2 makes the foregoing request, the determination of whether to return or destroy the files shall be made by CDNOW, With respect to that portion of the Party2 Evaluation Material that consists of analyses, compilations, studies or other documents prepared by or on behalf of CDNOW or its representatives, these will be destroyed immediately upon Party2's request. CDNOW shall advise Party2 that the: foregoing has been done.

     6. CDNOW acknowledges that neither Party2 nor any of its representatives hereby makes any express or implied representation or warranty as to the accuracy or completeness of the Party2 Evaluation Material, or that they have provided CDNOW with all of the information CDNOW has requested. Except as provided in a definitive agreement for a Transaction, CDNOW agrees that neither Party2 nor its representatives nor any affiliate of Party2 shall have any liability to CDNOW or any of its representatives resulting from the use of the Party2 Evaluation Material by CDNOW or its representatives or their reliance thereon. Neither CDNOW nor Party2 nor any affiliate of Party2 will have any obligations with respect to the Transaction or any other transaction which may be discussed until a definitive agreement shall be executed and delivered by the parties. For purposes of this paragraph, the term "definitive agreement" includes an executed letter of intent or other written agreement between the parties but does not include any written or verbal acceptance of any proposal on the part of any party.

     7. No failure or delay by Party2 in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. It is agreed that Party2 would be irreparably harmed by a breach of this Agreement by CDNOW or its representatives and shall be entitled to seek equitable relief, including, without limitation, injunction and specific performance, in the event of any such breach, and CDNOW further agrees to waive any requirement for security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach by CDNOW or its representatives of this Agreement but shall be in addition to all other remedies available at law or equity to Party2.

     8. CDNOW acknowledges it is aware, and agrees it will advise its representatives who are informed as to the matters which are the subject of this letter, that under certain circumstances the United States securities laws prohibit a person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     9. So long as a Transaction is not consummated, for a period of one year from the date hereof, without the prior written consent of Party2, CDNOW will not solicit to hire any person employed by Party2 or its subsidiaries or affiliates at any time during such period and to whom CDNOW had been introduced after the date hereof as a result of the process contemplated by this Agreement; provided that this paragraph shall not prohibit CDNOW from soliciting to hire any employee (i) whose employment with Party2 or such subsidiary or affiliate has been teminated by Party2 or such subsidiary or affiliate prior to the commencement of employment discussions between CDNOW and such employee or (ii) who initiates discussions regarding such employment without any direct solicitation by CDNOW or (iii) responds to any public advertisement placed by CDNOW.

     10. CDNOW agrees that should it enter into a confidentiality or similar agreement in respect of a CDNOW Business Combination Proposal (as defined below) with provisions that are less restrictive to the other party than those set forth in paragraph (B)(10) of this Agreement, it shall give notice thereof to Party2 and a copy of such less restrictive provisions, and this Agreement will be deemed to be amended so that Party2 will have the benefit of such less restrictive provisions.

                            B. Agreements of Party2

     1. Party2 agrees to treat confidentially all written secret and proprietary information concerning CDNOW and its assets and businesses that is furnished to Party2 or its representatives by or on behalf of CDNOW whether before or after the date of this Agreement (collectively, the "CDNOW Evaluation Material"). The term CDNOW Evaluation Material also includes all notes, analyses, compilations, studies or other documents prepared by Party2 or others containing, or based in whole or in part on, any such information. The term CDNOW Evaluation Marerial, however, does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by Party2 or its representatives in violation of this Agreement, (ii) is or becomes available to Party2 or its representatives on a non-confidential basis from a source, other than CDNOW or one of its representatives, which to the knowledge of Party2 and its representatives is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation, or (iii) has been independently developed by Party2 or its representatives without violating any of its obligations under this Agreement. The parties acknowledge that some or all of the CDNOW Evaluation Material is proprietary and may be commercially sensitive, and agree to exchange such information in a manner consistent with applicable laws.

     2. Party2 agrees the CDNOW Evaluation Material will be used by Party2 and its representatives solely for the purpose of evaluating the Transaction. Party2 further agrees to take all reasonable precautions necessary to assure that the CDNOW Evaluation Material is disclosed only to those of Party2's representatives who (i) need such material for purposes of evaluating the Transaction and (ii) have been advised by Party2 of this Agreement and who have been insuucted to treat the CDNOW Evaluation Material in accordance with the provisions of this Agreement. Party2 shall be responsible for any breach of this Agreement by Party2 or its representatives.

     3. Except as required by law or the applicable rules of any national securities exchange or market (and then only on advice of Party2's counsel and upon prompt, prior written notice to CDNOW of such requirement, or if paragraph
(B)(4) is applicable, then only in accordance with paragraph (B)(4) or as otherwise agreed in writing), neither party2 nor its representatives will disclose to any third party (i) the fact that the CDNOW Evaluation Material has been requested of made available to Party2, (ii) the fact that investigations, discussions or negotiations between Party2 and CDNOW are taking or have taken place, or (iii) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof. Notwithstanding the foregoing or any other provision of this Agreement, there shall be no restriction on the ability of Party2 or its representatives to disclose the CDNOW Evaluation Materials or information described in (i), (ii) and (iii) of the preceding sentence to barnesandnoble.com inc. and barnesandnoble.com llc or any of their representatives, provided that prior to such disclosure, if any, barnesandnoble.com inc. and barnesandnoble.com llc execute an agreement with CDNOW in substantially the same form as this Agreement.

     4. In the event that Party2 or its representatives are requested or become legally compelled in a proceeding before a court, arbitrator or administrative agency, of competent jurisdiction, to disclose (i) any portion of the CDNOW Evaluation Material, (ii) the fact that the CDNOW Evaluation Material has been requested or made available to Party2, (iii) the fact that investigations, discussions or negotiations between Party2 and CDNOW are taking place, or (iv) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof, Party2 will, and will direct its representatives to, provide CDNOW with prompt written notice of such request or legal compulsion to permit CDNOW at CDNOW's option either (i) to seek a protective order or other appropriate remedy or (ii) to waive compliance by Party2 and/or its representatives with the provisions of this Agreement. If a protective order or other remedy is not obtained or CDNOW fails to waive compliance with the provisions of this Agreement, Party2 agrees that it will, and will direct its representatives to, disclose only that information that its counsel advises (except that no advice of counsel shall be required in the case of oral testimony where (i) it is impracticable to obtain such advice and (ii) counse1 has advised the testifying witness of the obligations imposed by this paragraph (B)(4) prior to his or her testimony) is legally required to be disclosed and will exercise reasonable efforts, and will direct its representatives to exercise reasonable efforts, to cooperate with CDNOW to obtain reliable assurance that confidential treatment will be accorded to the information so disclosed.

     5. Party2 will, and will direct its representatives to, promptly upon the request of CDNOW either (i) deliver to CDNOW the CDNOW Evaluation Material and all copies thereof, or (ii) destroy the CDNOW Evaluation Material. Once CDNOW makes the foregoing request, the determination of whether to return or destroy the files shall be made by Party2. With respect to that portion of the CDNOW Evaluation Material that consists of analyses, compilations, studies or other documents prepared by Party2 or its representatives, these wiIl be destroyed immediately upon CDNOWs request. Party2 shall advise CDNOW that the foregoing has been done.

     6. Party2 acknowledges that neither CDNOW nor any of its representatives hereby makes any express or implied representation or warranty as to the accuracy or completeness of the CDNOW Evaluation Material, or that they have provided Party2 with all of the information Party2 has requested. Except as provided in a definitive agreement for a Transaction, Party2 agrees that neither CDNOW nor its representatives nor any affiliate of CDNOW shall have any liability to Party2 or any of its representatives resulting from the use of the CDNOW Evaluation Material by Party2 or its representatives or their reliance thereon. Neither Party2 nor CDNOW nor any affiliate of CDNOW, will have any obligations with respect to the Transaction or any other transaction which may be discussed until a definitive agreement shall be executed and delivered by the parties. For purposes of this paragraph, the term definitive agreement includes an executed letter of intent or other written agreement between the parties but does not include any written or verbal acceptance of any proposal on the part of any party.

     7. No failure or delay by CDNOW in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power of privilege hereunder. It is agreed that CDNOW would be irreparably harmed by a breach of this Agreement by Party2 or its representatives and shall be entitled to seek equitable relief, including, without limitation, injunction and specific performance, in the event of any such breach, and Party2 further agrees to waive any requirement for security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach by Party2 or its representatives of this Agreement but shall be in addition to all other remedies available at law or equity to CDNOW.

     8. Party2 acknowledges it is aware, and agrees it will advise its representatives who are informed as to the matters which are the subject of this letter, that under certain circumstances the United States securities laws prohibit a person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     9. So long as a Transaction is not consummated, for a period of one year from the date hereof, without the prior written consent of CDNOW, Party2 will not solicit to hire any person employed by CDNOW or its subsidiaries at any time during (i) such period and to whom Party2 had been introduced after the date hereof as a result of the process contemplated by this Agreement; provided that this paragraph shall not prohibit Party2 from soliciting to hire any employee whose employment with CDNOW or such subsidiary has been terminated by CDNOW or such subsidiary prior to the commencement of employment discussions between Party2 and such employee or (ii) who initiates discussions regarding such employment without any direct solicitation by Party2 or (iii) responds to any public advertisement placed by Party2.

                              C. Joint Agreements

     1. CDNOW and Party2 hereby agree that this Agreement shall terminate two
(2) years after the date hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles or rules involving conflicts of law, and any disputes arising under this Agreement shall be brought solely in the state or federal courts serving New York, New York and each party hereby irrevocably consents to the jurisdiction of such courts with regard to such disputes. This Agreement, and the rights and obligations of the parties hereunder, shall terminate on the second anniversary of the date hereof.

     2. This Agreement shall inure to the benefit of and be binding upon CDNOW and Party2 and their respective affiliates, successors and assigns, including any successor to CDNOW or Party2 or substantially all of CDNOW or Party2's assets or business, by merger, consolidation, purchase of assets, purchase of stock or otherwise.

     3. All notices hereunder shall be in writing and be deemed to have been given when delivered by messenger, transmitted by facsimile transmission (with a confirming copy sent no later than the next business day by a nationally recognized overnight courier for delivery the next business day after being sent), the second business day after being sent by nationally recognized overnight courier or five days after being mailed by registered or certified mail, postage prepaid, as follows:

                                 If to CDNOW;

                                 CDnow, Inc,
                                 1005 Virginia Drive
                                 Fort Washington, PA 19034
                                 Attn: David A. Capozzi
                                 Vice President and General Counsel
                                 Phone: (215) 619-9325
                                 Fax: (215) 619-9521

                                 If to Party2:

                                 _____________________________________
                                 _____________________________________
                                 _____________________________________
                                 _____________________________________
                                 Phone:_______________________________
                                 Fax:_________________________________

     4. If any provision of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. This Agreement may be executed in several counterparts and execution copies may be exchanged by facsimile, all of which together shall constitute one and the same agreement.

     The parties' duly authorized representatives have executed this Agreement as set forth below.

                                             For and on behalf of CDNOW:

                                             By: /s/ David A. Capozzi
                                                -------------------------------

                                             Name: David A. Capozzi
                                                  -----------------------------

                                             Title: V.P. & General Counsel
                                                   ----------------------------

                                             Date: 6/16/00
                                                  -----------------------------

                                             For and on behalf of Party2:

                                             By: /s/ Andreas Schmidt
                                                -------------------------------

                                             Name: Andreas Schmidt
                                                  -----------------------------

                                             Title: President & CEO, Bertelsmann
                                                    AG E-Commerce
                                                   ----------------------------

                                             Date:  June 15, 2000
                                                  -----------------------------